Exhibit 99.2

FOR FURTHER INFORMATION:

Ross Mazza 304/760-2526	Media — Kim Link 314/994-2936
Investors — Deck Slone 314/994-2717
and Jennifer Beatty 314/994-2781
For Immediate Release
Arch Coal and International Coal Group Announce
Expiration of Hart-Scott-Rodino Act Waiting Period
in Connection With Tender Offer
ST. LOUIS, Mo. and SCOTT DEPOT, W.Va. (June 1, 2011) — Arch Coal, Inc. (NYSE: ACI) (“Arch”) and International Coal Group, Inc. (NYSE: ICO) (“ICG”) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for Arch’s pending acquisition of ICG expired on May 31, 2011. Expiration of the waiting period under the HSR Act satisfies one of the conditions necessary for the consummation of the tender offer. Consummation of the tender offer remains subject to other customary conditions, including the tender of a majority of the outstanding shares of ICG’s common stock on a fully diluted basis.
The tender offer to acquire all of the outstanding shares of ICG common stock at a price of $14.60 per share in cash, without interest and less any required withholding taxes, is scheduled to expire at 8:00 a.m., New York City time, on June 14, 2011, unless the tender offer is extended or earlier terminated in accordance with the rules and regulations of the Securities and Exchange Commission and the merger agreement governing Arch’s pending acquisition of ICG.
About Arch Coal
U.S.-based Arch is one of the world’s largest coal producers, with more than 160 million tons of coal sold in 2010. Arch’s national network of mines supplies cleaner-burning, low-sulfur coal to customers on four continents, including U.S. and international power producers and steel manufacturers. In 2010, Arch achieved record revenues of $3.2 billion. For more information, visit www.archcoal.com.
About International Coal Group
ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. ICG has 13 active mining complexes, of which 12 are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers domestically and internationally.

Important Additional Information
This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. Arch has filed with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO on May 16, 2011, as amended through the date of this release. ICG filed a tender offer solicitation/recommendation statement on Schedule 14D-9 with the SEC on May 16, 2011, as amended through the date of this release. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement contain important information that should be read carefully before making any decision to tender securities in the tender offer. ICG stockholders may obtain a free copy of these materials (and all other tender offer documents filed with the SEC) on the SEC’s website: www.sec.gov. The Schedule TO (including the offer to purchase and related materials) and the Schedule 14D-9 (including the solicitation/recommendation statement) may also be obtained for free by contacting Innisfree M&A. Stockholders may call toll free (877) 717-3922. Banks and brokers may call collect (212) 750-5833.
Arch Coal Investor Relations 314/994-2897
ICG Investor Relations Ross Mazza 304/760-2526; rmazza@intlcoal.com
Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the SEC.
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